UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2005

ANSYS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Canonsburg, PA,	15317
(Address of Principal Executive Offices)	(Zip Code)

(724) 746-3304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Executive Bonus Plan

Prior to the start of Fiscal 2004, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of ANSYS, Inc. (the “Company”) established a cash bonus plan as a performance-based incentive for the Company’s executive officers and other senior managers. The plan provides that cash bonuses, if any, will be based on the achievement of individually weighted corporate, individual and organizational goals and criteria, as determined at the discretion of the Committee.

Under the plan, the Committee sets individual targets for participants ranging from 30% to 75% of base salary at the start of each fiscal year. Cash bonuses are determined by the Committee quarterly and annually, and may fall below, meet or exceed the targets depending on the achievement of a combination of (1) objective Company performance goals, appropriately tailored for plan participants, and (2) individual performance criteria.

The objective Company performance goals for each participant are based on the Company’s publicly disclosed quarterly and annual financial performance, including revenue, profitability, cashflow and earnings per share, and such other Company performance goals as determined at the discretion of the Committee. The individual performance criteria for each participant vary depending on the participant’s responsibilities, and are based on the evaluation of performance objectives including publicly disclosed business unit and departmental performance, functional excellence, operational excellence, organizational development, and such other criteria as determined at the discretion of the Committee.

The Company’s Board of Directors and the Committee may modify the goals and criteria at any time. The Committee may grant bonuses to executive officers and other senior managers even if performance goals and criteria are not met. The Committee also retains the ability not to award cash bonuses.

Director and Officer Stock Options

The Company’s non-management directors receive equity compensation in the form of an annual grant of options to purchase 24,000 shares of common stock of the Company. The Company’s Chairman, Chief Executive Officer and other executive officers and senior managers are eligible to receive stock option awards reflecting, among other relevant items, the responsibilities to be assumed by each executive in the upcoming fiscal year, the responsibilities of each executive in prior periods, the size of awards made to each executive in prior years relative to the Company’s overall performance, available stock for issuance under the Company’s plans, and potential grants in future years. All stock option grants are made pursuant to the Company’s Second Amended and Restated 1996 Stock Option and Grant Plan. Copies of the forms of option agreements for option grants to directors and officers for the Company are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, and 99.5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: February 8, 2005	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo - Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Incentive Stock Option Agreement

99.2	Non-Qualified Stock Option Agreement

99.3	Incentive Stock Option Agreement

99.4	Non-Qualified Stock Option Agreement

99.5	Non-Qualified Stock Option Agreement